UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIODRAIN MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

On April 2, 2013, we filed with the Securities and Exchange Commission our materials on Form DEF 14A for holding a Special Meeting of the BioDrain Medical, Inc. shareholders on April 14, 2013. This Form DEFR 14A amends only the following information: (1) In the original filing, certain information included under “Security Ownership of Certain Beneficial Owners and Management” contained some errors in the calculation of beneficial ownership of certain owners. Such calculations under that caption have been corrected. (2) In the original filing, the amended version of the 2012 Stock Incentive Plan (the “2012 Plan”) was not marked to show changes from the original 2012 Plan. The attached version of the 2012 Plan has been so marked.

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BIODRAIN MEDICAL, INC.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Telephone: (651) 389-4800

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on April 15, 2013

Dear Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders (the “Special Meeting”) of BioDrain Medical, Inc. (the “Company”) on April 15, 2013, at 1:00 p.m. (Central Daylight Time) at the at the offices of the Company’s counsel, Maslon Edelman Borman & Brand, LLP, located at 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, for the following purpose:

1.	To approve an amendment of the Company’s 2012 Stock Incentive Plan to increase the reserve of shares authorized for issuance and to increase the threshold of limitation on certain grants.

This item of business is more fully described in the proxy statement accompanying this Notice.

The record date for the Special Meeting is March 18, 2013.  Only shareholders of record at the close of business on that date are entitled to vote at the meeting or any adjournment thereof, or by proxy.

By Order of the Board of Directors,

Sincerely,

Joshua Kornberg
President, Chief Executive Officer ,and Director

Eagan, Minnesota

April 3, 2013

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You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please vote your shares. You may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided or vote by facsimile, email or over the Internet as instructed in the proxy statement.   Any shareholder attending the meeting may vote in person, even if you already returned a proxy card or voting instruction card and intend to change your original vote.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a legal proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON APRIL 15, 2013:

The Proxy Statement is

available at www.biodrainmedical.investorroom.com.

TABLE OF CONTENTS

Page
Questions and Answers about this Proxy Material and Voting	5
Proposal 1 — Amendment to 2012 Stock Incentive Plan to Increase the Reserve of Shares Authorized for Issuance and to Increase the Threshold of Limitation on Certain Grants	9
Security Ownership of Certain Beneficial Owners and Management	14

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BIODRAIN MEDICAL, INC.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Telephone: (651) 389-4800

PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ONAPRIL 15, 2013

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board”) of BioDrain Medical, Inc. (the “Company”) is soliciting your proxy to vote at the Special Meeting of Shareholders (the “Special Meeting”) to be held at the offices of the Company’s counsel, Maslon Edelman Borman & Brand, LLP, located at 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402 (Central Daylight Time), including any adjournments or postponements of the Special Meeting.  You are invited to attend the Special Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by facsimile, email or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about April 3, 2013, to all shareholders of record entitled to vote at the Special Meeting.

Who can vote at the Special Meeting?

Only shareholders of record at the close of business on March 18, 2013, will be entitled to vote at the Special Meeting.  On the record date, there were 113,160,559 shares of common stock of the Company outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on March 18, 2013, your shares were registered directly in your name with the Company’s transfer agent, Corporate Stock Transfer, Inc., then you are a shareholder of record.  As a shareholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to vote your shares by completing, signing, dating and mailing your proxy card in the envelope provided or vote by proxy via facsimile, email or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner:  Shares Registered in the Name of a Broker or Bank

If on March 18, 2013, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered to be the shareholder of record for purposes of voting at the Special Meeting.  As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  You are also invited to attend the Special Meeting.  However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid legal proxy from your broker or other agent.

What am I voting on?

There is one (1) matter scheduled for a vote:

1.	To approve an amendment of the Company’s 2012 Stock Incentive Plan to increase the reserve of shares authorized for issuance and to increase the threshold of limitation on certain grants.

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How do I vote?

For the matter presented, you may either vote “For” or “Against” or abstain from voting.  The procedures for voting are as follows:

Shareholder of Record:  Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Special Meeting, vote by proxy using the enclosed proxy card, vote by proxy via facsimile, email or on the Internet.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Special Meeting, and we will give you a ballot when you arrive. If you would like directions to our offices, please call (651) 389-4800.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

•	To vote by facsimile, complete, sign and date the enclosed proxy card and fax it to 303-282-5800. Your vote must be received by 2 PM Eastern Time (1 PM Central Time) on April 14, 2013, to be counted.

•	To vote by email, complete, sign and date the enclosed proxy card and scan and email it to rsingleton@corporatestock.com. Your vote must be received by 2 PM Eastern Time (1 PM Central Time) on April 14, 2013, to be counted.

•	To vote on the Internet, go to https://secure.corporatestock.com/vote/php to complete an electronic proxy card. Please have the enclosed proxy card available. Your vote must be received by 2 PM Eastern Time (1 PM Central Time) on April 14, 2013, to be counted.

We are providing Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.  However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should receive a proxy card and voting instructions with these proxy materials from that organization rather than from us.  Simply complete and mail the proxy card to ensure that your vote is submitted to your broker or bank.  Alternatively, you may vote over the Internet as instructed by your broker or bank.  To vote in person at the Special Meeting, you must obtain a valid legal proxy from your broker, bank, or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

You have one vote for each share of common stock you own as of March 18, 2013.

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What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the approval of the amendment to the articles of incorporation and “For” the approval of the amendment to the bylaws.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, email or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

This proxy statement is available at www.biodrainmedical.investorroom.com.

Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the final vote at the Special Meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.

•	You may attend the Special Meeting to vote in person. Attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and “Against” votes, abstentions and broker non-votes.  Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes.  Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.”  Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.  If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. The amendments to the 2012 Stock Incentive Plan are considered to be a non-routine matter under the NYSE rules and your broker will not be able to vote on this proposal if it does not receive instructions from you, regardless of whether it holds your shares in its name.

How many votes are needed to approve the proposal?

For the matter to be approved, the matter must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

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What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting.  A quorum will be present if shareholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 113,160,559 shares outstanding and entitled to vote. Thus, the holders of 56,580,280 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting to another date.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days after the meeting.

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PROPOSAL 1

AMENDMENT TO 2012 STOCK INCENTIVE PLAN TO INCREASE THE RESERVE OF SHARES AUTHORIZED FOR ISSUANCE AND to Increase Threshold of Limitation on Certain Grants

Introduction

The BioDrain Medical, Inc. 2012 Stock Incentive Plan (the “2012 Plan”) has previously been adopted by the Board and approved by the shareholders.

On April 1, 2013, the Board, upon the recommendation of the Compensation Committee, adopted amendments to the 2012 Plan that (1) increase the number of shares of common stock of the Company reserved for issuance thereunder by 30,000,000, to a total of 50,000,000, and (2) increase the threshold of limitation on grants such that, during any one fiscal year, no person shall receive awards under the 2012 Plan that could result in that person receiving, earning or acquiring, subject to adjustment: (a) stock options and SARs for, in the aggregate, more than 20,000,000 shares of common stock; or (b) performance awards, in the aggregate, for more than 20,000,000 shares of common stock (collectively, the “Amendment”).

The Amendment is subject to and contingent upon the approval by of the Company’s shareholders at the Special Meeting. As described under “Background,” the Company currently has no remaining reserve under the 2012 Plan. Therefore, if the Amendment is not approved by the shareholders, the Company will not be able to grant future awards under the 2012 Plan unless a further amendment is approved.

Background

The Company adopted its 2008 Equity Incentive Plan (the “2008 Plan”) on October 31, 2008 to aid the Company’s efforts to retain and motivate eligible employees and align the interests of eligible employees with those of shareholders.  There were 975,405 authorized shares under the 2008 Plan. An increase in this share reserve to 3,000,000 shares was adopted by the Board and approved by the Company’s shareholders at the annual meeting of shareholders on June 22, 2010. An increase in this share reserve to 7,000,000 shares was adopted by the Board and approved by the Company’s shareholders at the annual meeting of shareholders on June 14, 2011. The 2012 Plan was approved by the Board on August 13, 2012 and was approved by the shareholders at the annual meeting held on September 20, 2012. The share reserve under the 2012 Plan was 20,000,000 shares, plus the 3,850,720 shares that remained subject to the share reserve under the 2008 Plan, which was added to the 2012 Plan reserve.

In May through July 2012, the Company hired new executive officers, and since that time, the Company has been engaged in turnaround activities, including raising capital, renegotiating or converting significant amounts of indebtedness and preparing for broader sales of its products. The Compensation Committee of the Board, consisting of independent directors, determined that it was, and continues to be, necessary to grant significant equity awards to its officers to reward them for these turnaround activities, to align their interests with those of shareholders, and to provide competitive compensation to retain their services. As disclosed in the definitive proxy statement dated September 4, 2012 for the annual meeting held on September 20, 2012, following the adoption of the 2012 Plan the Company made awards of stock options covering 9,300,000 shares.

In March 2013, the Company made further awards of stock options to two executive officers in the aggregate amount of 1,740,508 shares. The Company also awarded a stock option to Joshua Kornberg, its Chief Executive Officer, in the amount of 14,400,000 shares, which exceeded the existing reserve under the 2012 Plan by 5,860,508 shares. This grant was made pursuant to Mr. Kornberg’s Employment Agreement dated August 13, 2012, which provides, among other things, that Mr. Kornberg is entitled to receive annual equity awards with a target aggregate grant date fair value of 200% of his base salary (such base salary was $180,000 as of the date of the agreement, subject to increase), including awards for 2012 following the end of the fiscal year. This stock option includes a provision to the effect that any amount of the option that exceeds the existing reserve under the 2012 Plan as of the date of grant would be void unless the shareholders approve an amendment to the 2012 Plan sufficiently increasing the shares issuable under the 2012 Plan. Therefore, this stock option will not be exercisable for its full amount unless the shareholders approve the Amendment or another amendment increasing the share reserve under the 2012 Plan.

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Further, the Compensation Committee is currently negotiating with Mr. Kornberg an amendment of his Employment Agreement. This amendment has not been finalized, but in connection with the amendment, the Committee has approved for Mr. Kornberg, among other things, an increase in his base salary to $250,000 per year and a further grant of 5,000,000 shares of restricted stock relating to fiscal 2012 performance that would vest only upon certain events relating to a change in control of the Company. This restricted stock award would also include a provision to the effect that any amount of the award that exceeds the existing reserve under the 2012 Plan as of the date of grant (currently, the entire amount of such award) would be void unless the shareholders approve an amendment to the 2012 Plan sufficiently increasing the shares issuable under the 2012 Plan.

If the Amendment is approved, an aggregate of 50,000,000 shares of common stock of the Company will be authorized for issuance under the 2012 Plan, an increase of 30,000,000 shares, there will be 19,139,492 shares available for future grants, taking into account the excess portion of Mr. Kornberg’s stock option and his assumed restricted stock grant as described above. In determining the amount of the increase in the 2012 Plan, the Compensation Committee took into account the agreement to provide future equity grants to Mr. Kornberg; the Committee’s intention to grant further equity awards to current and future executive officers and key employees of the Company; and the current value of the Company’s common stock. The closing price of the Company’s common stock was $0.142 per share on March 28, 2013, and the average reported closing price of the common stock for the twenty business days prior to that date was $.094 per share. Because the future stock price cannot be predicted, the Compensation Committee recommended the increase in the share reserve in an amount that it believes sufficient for the Company’s needs based on the current stock price. However, if the Company’s stock price was to increase substantially in the future (after adjustment for any future stock splits or consolidations), then the Committee believes that fewer shares would be needed for future individual awards to executive officers and key employees.

Finally, the 2012 Plan is intended to enable the Company to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Section 162(m) provides that, subject to certain exceptions, the Company may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation. Among other things, in order to comply, the 2012 Plan must specify the amount of stock options, SARs or performance awards that may be awarded to a recipient during any one fiscal year, and the thresholds must be disclosed to and approved by the Company’s shareholders. Following the approval of the Amendment, the 2012 Plan will provide that, during any one fiscal year, no person shall receive awards under the 2012 Plan that could result in that person receiving, earning or acquiring, subject to adjustment: (a) stock options and SARs for, in the aggregate, more than 20,000,000 shares of common stock; or (b) performance awards, in the aggregate, for more than 20,000,000 shares of common stock or, if payable in cash, with a maximum amount payable exceeding $2,000,000. Approval of the Amendment will help the Company preserve the maximum deductibility of future compensation under the 2012 Plan.

The Board believes that approval of the Amendment is in the best interests of the Company and its shareholders because the availability of an adequate number of shares reserved for issuance under the 2012 Plan, as well as complying with Section 162(m), is an important factor in attracting, retaining, and motivating employees, consultants and directors in order to achieve the Company’s long-term growth and profitability objectives.

Below is a summary of the 2012 Plan (as if amended), which is qualified entirely by reference to the complete text of the 2012 Plan, a copy of which, marked to show changes from the previous version of the 2012 Plan, is attached as Exhibit A to this proxy statement.

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Description of the 2012 Plan

General. The purpose of the 2012 Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. The 2012 Plan is administered by the compensation committee, or if no committee is designated, the board. The compensation committee may grant Incentives to employees (including officers) of the Company or its subsidiaries, members of the board, and consultants or other independent contractors who provide services to the Company or its subsidiaries, in the following forms: (a) non-statutory stock options and incentive stock options; (b) stock appreciation rights (“SARs”); (c) stock awards; (d) restricted stock; (e) restricted stock units (“RSUs”); and (f) performance awards.

Shares Subject to 2012 Plan. Subject to adjustment, the number of shares of common stock which may be issued under the 2012 Plan shall not exceed 50,000,000 shares. In addition, any shares that were available in the reserve of the 2008 Plan were added to the 2012 Plan share reserve for issuance under the 2012 Plan. If an Incentive granted under the 2012 Plan or under the 2008 Plan expires or is terminated or canceled unexercised as to any shares of common stock or forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the 2012 Plan pursuant to another Incentive.

Description of Incentives

Stock Options. The compensation committee may grant non-qualified and incentive stock options to eligible employees to purchase shares of common stock from the Company. The 2012 Plan confers on the compensation committee discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option. However, the option price per share may not be less than the fair market value of the common stock on the grant date, and the term of each option shall not exceed ten years and one day from the grant date. With respect to stock options which are intended to qualify as “incentive stock options” (as defined in Section 422 of the Internal Revenue Code), the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time cannot exceed $100,000. All incentive stock options must be granted within ten years from the earlier of the date of the 2012 Plan’s adoption by the board or approval by the Company’s shareholders.

Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. The compensation committee has the discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR. The exercise price may not be less than the fair market value of the common stock on the grant date.

Limitation on Certain Grants. During any one fiscal year, no person shall receive Incentives under the 2012 Plan that could result in that person receiving, earning or acquiring, subject to adjustment: (a) stock options and SARs for, in the aggregate, more than 20,000,000 shares of common stock; or (b) performance awards, in the aggregate, for more than 20,000,000 shares of common stock or, if payable in cash, with a maximum amount payable exceeding $2,000,000.

Stock Awards. Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, with or without other payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the compensation committee.

Restricted Stock. Restricted stock consists of the sale or transfer by the Company to an eligible participant of one or more shares of common stock that are subject to restrictions on their sale or other transfer by the employee which restrictions will lapse after a period of time as determined by the compensation committee. If restricted stock is sold to a participant, the sale price will be determined by the compensation committee, and the price may vary from time to time and among participants and may be less than the fair market value of the shares at the date of sale. Subject to these restrictions and the other requirements of the 2012 Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares.

RSUs. Restricted stock units represent the right to receive one share of common stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the compensation committee. Dividend equivalents may be granted with respect to any amount of RSU’s and either paid at the dividend payment date in cash or in shares of unrestricted stock having a fair market value equal to the amount of such dividends, or deferred with respect to such RSU’s and the amount or value thereof automatically deemed reinvested in additional RSU’s until the time for delivery of shares pursuant to the terms of the restricted stock unit award. RSU’s may be satisfied by delivery of shares of stock, cash equal to the fair market value of the specified number of shares covered by the RSU’s, or a combination thereof, as determined by the compensation committee at the date of grant or thereafter.

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Performance Awards. A performance award is a right to either a number of shares of common stock, their cash equivalent, or a combination thereof, based on satisfaction of performance goals for a particular period. At or about the same time that performance goals are established for a specific period, the compensation committee shall in its absolute discretion establish the percentage of the performance awards granted for such performance period which shall be earned by the participant for various levels of performance measured in relation to achievement of performance goals for such performance period. Performance goals applicable to a performance award will be established by the compensation committee not more than 90 days after the beginning of the relevant performance period. The performance goals for performance awards that are intended to qualify as “performance based” compensation within the meaning of Section 162(m) of the Internal Revenue Code must be based on one or more of the business criteria specified in the 2012 Plan, including earnings per share, operating income or profit, net income, gross or net sales, or other specified criteria. The compensation committee may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any participant who is a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code. The compensation committee will determine the terms and conditions applicable to any performance award, which may include restrictions on the delivery of common stock payable in connection with the performance award, the requirement that the stock be delivered in the form of restricted stock, or other restrictions that could result in the future forfeiture of all or part of any stock earned. The compensation committee will, as soon as practicable after the close of a performance period, determine the extent to which the performance goals for such performance period have been achieved; and the percentage of the performance awards earned as a result. Performance awards will not be earned for any participant who is not employed by the Company or a subsidiary continuously during the entire performance period for which such performance award was granted, except in certain events such as death, disability or retirement.

Transferability of Incentives. Incentives granted under the 2012 Plan may not be transferred, pledged or assigned by the holder thereof except, in the event of the holder’s death, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. However, non-qualified stock options may be transferred by the holder thereof to certain family members or related entities.

Duration, Termination and Amendment of the Incentive Plan and Incentives. The 2012 Plan will remain in effect until all Incentives granted under the 2012 Plan have been satisfied or terminated and all restrictions on shares issued under the 2012 Plan have lapsed. No Incentives may be granted under the 2012 Plan after August 13, 2022, the tenth anniversary of the approval of the 2012 Plan by the Board of Directors. The Board of Directors may amend or discontinue the 2012 Plan at any time. However, no such amendment or discontinuance may adversely change or impair a previously granted Incentive without the consent of the recipient thereof. Certain 2012 Plan amendments require shareholder approval, including amendments which would increase the maximum number of shares of common stock which may be issued to all participants under the 2012 Plan, change the class of persons eligible to receive Incentives under the 2012 Plan, or materially increase the benefits accruing to participants under the 2012 Plan. Generally, the terms of an existing Incentive may be amended by agreement between the compensation committee and the participant. However, in the case of a stock option or SAR, no such amendment shall (a) without shareholder approval, lower the exercise price of a previously granted stock option or SAR when the exercise price per share exceeds the fair market value of the underlying shares in exchange for another Incentive or cash or take any other action with respect to a stock option that may be treated as a re-pricing under the federal securities laws or generally accepted accounting principles, or (b) extend the term of the Incentive, with certain exceptions.

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Change in Control; Effect of Sale, Merger, Exchange or Liquidation. Upon the occurrence of an event satisfying the definition of “change in control” with respect to a particular Incentive, unless otherwise provided in the agreement for the Incentive, such Incentive shall become vested and all restrictions shall lapse. The compensation committee may, in its discretion, include such further provisions and limitations in any agreement for an Incentive as it may deem desirable. The definition of “change in control” is similar to that in Mr. Kornberg’s employment agreement. Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event, the compensation committee has broad discretion to take any and all action it deems equitable under the circumstances, including but not limited to terminating the 2012 Plan and all Incentives and issuing to the holders of outstanding vested options and SARs the stock, securities or assets they would have received if the Incentives had been exercised immediately before the transaction, or other specified actions.

2012 Plan Benefits

The amount and timing of all awards under the 2012 Plan are determined in the sole discretion of the Company’s compensation committee (or if no committee is designated, the board) and therefore cannot be determined in advance. The following table sets forth stock option made under the 2008 Plan and the 2012 Plan for the period beginning on January 1, 2012 and ending on April 3, 2013:

Name and Position	Number of Shares Underlying Options

Joshua Kornberg, President and Chief Executive Officer	20,400,000

David O. Johnson, Chief Operating Officer	1,949,368

Bob Myers, Chief Financial Officer	1,791,140

Executive officer Group	24,140,508

Non-executive Officer Employee Group	1,720,000

No restricted stock has been awarded since January 1, 2012. However, as described under “Background” above, a restricted stock award is expected to be issued to Mr. Kornberg in the anticipated amount of 5,000,000 shares.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO OUR 2012 STOCK INCENTIVE PLAN TO INCREASE THE RESERVE OF SHARES AUTHORIZED FOR ISSUANCE AND to Increase Threshold of Limitation on Certain Grants.

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 18, 2013 certain information regarding beneficial ownership of our common stock by:

•          Each person known to us to beneficially own 5% or more of our common stock;

•          Each executive officer who in this proxy statement are collectively referred to as the “Named Executive Officers;”

•          Each of our directors; and

•          All of our executive officers (as that term is defined under the rules and regulations of the SEC) and directors as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the shareholder’s name. We have based our calculation of the percentage of beneficial ownership on 113,160,559 shares of the Company’s common stock outstanding on March 18, 2013. With respect to shares issuable upon the conversion of the principal and interest balance of convertible notes, the calculation includes interest accrued through March 18, 2013. Unless otherwise noted below, the address for each person or entity listed in the table is c/o BioDrain Medical, Inc., 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Lawrence W. Gadbaw (2)	691,941	0.61%
Ricardo Koenigsberger	0	0.00%
Peter L. Morawetz (9)	361,245	0.32%
Thomas J. McGoldrick	118,506	0.10%
Andrew P. Reding	98,506	0.09%
Josh Kornberg (4) (7)	70,244,032	50.09%
Bob Myers (5)	700,000	0.61%
David Johnson (6)	700,000	0.61%
Sam Herschkowitz (7) (8)	92,270,783	57.82%
SOK Partners (7)	49,544,032	35.33%
APA, SOK, Sam Herschkowitz, Josh Kornberg	112,970,783	70.79%
Kevin R. Davidson (3)	2,544,280	2.20%
Carl Schwartz (10)	14,202,808	11.81%
Ron Levine (11)	10,815,192	9.04%
All directors and executive officers as a group (8 persons)	72,914,230	45.19%

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. Therefore, options that are not exercisable within 60 days are not reflected in this table. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

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(2)	Includes (i) options to purchase 85,000 shares at $.15 per share (ii) options to purchase 160,000 shares of common stock at a price of $.35 per share and (iii) a warrant to purchase 30,000 shares of common stock at a price of $.15 per share.

(3)	Includes (i) options to acquire 80,000 shares of common stock at $.35 per share (ii) options to acquires 543,292 shares of common stock at $.01 per share (iii) options to acquire 800,000 shares of common stock at $.15 per share (iv) options to acquire 320,988 shares of common stock at $.01per share and (v) four warrants to acquire 200,000 shares of common stock per warrant at $.10 per share.

(4)	Includes (i) currently exercisable options to acquire 6,000,000 shares of common stock at $.08 per share and 14,400,000 shares of common stock at $.075 per share, (ii) shared voting power as a managing partner in SOK Partners, for 22,480,770 shares of common stock, (iii) 27,063,262 derivative shares of common stock underlying the convertible note to SOK Partners and (iv) 300,000 shares of common stock. Does not include a restricted stock award expected to be issued to Mr. Kornberg in the anticipated amount of 5,000,000 shares as described under “Background” in the description of Proposal 1.

(5)	Includes options to purchase 700,000 shares of common stock at $.08 per share.

(6)	Includes options to purchase 700,000 shares of common stock at $.08 per share.

(7)	Includes (i) shared voting power as a managing partner in SOK Partners, for 22,480,770 shares of common stock and (ii) 27,063,262 derivative shares of common stock underlying the convertible note to SOK Partners.

(8)	Includes 1,546,667 share equity bonus to Dr. Herschkowitz in connection with an initial note signed December 20, 2011. Includes 19,359,144 derivative shares issuable upon conversion of the Herschkowitz Convertible Note of December 20, 2011. Includes a further equity bonus of 100,000 shares per agreement for additional cash on the initial note and 163,333 shares for Board meeting fees through April 2012. Includes 7,500,000 shares earned by Dr. Herschkowitz following defaults by the Company prior to August 12, 2012, under the terms of the March 2012 agreement. Includes 13,250,000 shares of common stock issued pursuant to a Forbearance and Settlement Agreement with Dr. Herschkowitz and SOK Partners dated August 15, 2012. Includes 9,230,770 shares pursuant to the terms of the SOK Partners Note Agreement executed in March 2012. Includes 765,608 shares in equity bonus to Dr. Herschkowitz in connection with further advances in November 2012. Includes derivative shares of common stock from the convertible note held by SOK Partners. Joshua Kornberg and Dr. Herschkowitz are the managing partners of SOK Partners.

(9)	Includes options to purchase 75,000 shares of common stock at $.35 per share.

(10)	Includes 7,061,904 shares of common stock. Includes a warrant to purchase 500,000 shares of common stock at $.46; a warrant to purchase 1,333,333 shares of common stock at $.15; a warrant to purchase 1,000,000 shares of common stock at $.15 per share and a warrant to purchase 4,228,571 shares at $.15 and a warrant to purchase 4,228,571 shares at $.15.

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(11)	Includes 1,666,667 shares of common stock registered to the Ron Levine IRA, 344,476 shares of common stock registered to Bellejule Partners, LP, 1,666,667 shares of common stock registered to the Carole Levine IRA, and 607,143 shares of common stock registered to Caron Partners, LP. This number also includes 1,666,667 shares of common stock underlying warrants registered to the Ron Levine IRA, 71,429 shares of common stock underlying warrants registered to Bellejule Partners, LP, and 2,612,143 shares of common stock underlying warrants registered to Caron Partners. Ron Levine is the beneficial owner of and natural person with voting and dispositive power over, these securities. Beth Levine is the general partner of Caron Partners, LP, and, in such capacity, may also be deemed to have voting and dispositive power over the securities registered to Caron Partners, LP. Carole Levine may also be deemed to have voting and dispositive power over the securities registered to the Carole Levine IRA. Information presented for these persons is based solely on Amendment No. 1 to Schedule 13D filed by such persons on May 1, 2012. In March 2012 Mr. Levine transferred 1,475,000 shares to his daughter Tracey McGilvray. Ms. McGilvray shares include a warrant to acquire 282,745 shares of common stock at $.075.

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OTHER MATTERS

As of the date of this Proxy Statement, management does not intend to present any other items of business other than the proposal described above.

By Order of the Board of Directors

Joshua Kornberg
President and Chief Executive Officer

Eagan, Minnesota

April 3, 2013

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BIODRAIN MEDICAL, INC.

SPECIAL MEETING OF SHAREHOLDERS

 Tuesday, April 15, 2013

1:00 p.m. (Central Time)

At the offices of

Maslon Edelman Borman Brand, LLP

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 15, 2013:

The Proxy Statement and the Annual Report on Form 10-K of BioDrain Medical, Inc. are available at

www.Biodrainmedical.investorroom.com

BioDrain Medical, Inc.
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121	PROXY

This proxy is solicited by the Board of Directors for use at the Special Meeting on April 15, 2013.

The shares of common stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Item 1.

The undersigned hereby appoints JOSHUA KORNBERG AND LAWRENCE W. GADBAW, and each of them individually, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of common stock of BioDrain Medical, Inc. (the “Company”) registered in the name of the undersigned at the Special Meeting of Shareholders of the Company to be held at the offices of the Company’s counsel, Maslon Edelman Borman Brand, LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402 at 1:00 p.m. (Central Time) on April 15, 2013 (if you need directions to the Special Meeting, please contact the Company at (651) 389-4800), and at any adjournment or postponement thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

See reverse for voting instructions

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.

↑ Please detach here ↑

The Board of Directors Recommends a Vote FOR Item 1.

1.	To approve an amendment of the Company’s 2012 Stock Incentive Plan to increase the reserve of shares authorized for issuance and to increase the threshold of limitation on certain grants.	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL NO. 1.

Address Change? Mark Box ☐ Indicate changes below:	Date __________________________________

Signature(s) in Box

PLEASE DATE AND SIGN ABOVE exactly as name appears at the left indicating, where appropriate, official position or representative capacity.  For stock held in joint tenancy, each joint tenant should sign.

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Exhibit A

BioDrain Medical, Inc.

2012 Stock Incentive Plan

(marked to show amendments)

20

(marked to show amendments)

BIODRAIN MEDICAL, INC.

2012 STOCK INCENTIVE PLAN

TABLE OF CONTENTS

1.	Purpose		3

2.	Administration		3

3.	Eligible Participants		3

4.	Types of Incentives		3

5.	Shares Subject to the Plan		4
	5.1.	Number of Shares	4
	5.2.	Cancellation	4
	5.3.	Type of Common Stock	4
	5.4.	Limitation on Certain Grants	4

6.	Stock Options		4
	6.1.	Price	4
	6.2.	Number	4
	6.3.	Duration and Time for Exercise	5
	6.4.	Manner of Exercise	5
	6.5.	Incentive Stock Options	5

7.	Stock Appreciation Rights		6
	7.1.	Price	6
	7.2.	Number	6
	7.3.	Duration	6
	7.4.	Exercise	7
	7.5.	Issuance of Shares Upon Exercise	7

8.	Stock Awards, Restricted Stock and Restricted Stock Units		7
	8.1.	Number of Shares	7
	8.2.	Sale Price	7
	8.3.	Restrictions	8
	8.4.	Enforcement of Restrictions	8
	8.5.	End of Restrictions	8
	8.6.	Rights of Holders of Restricted Stock and Restricted Stock Units	8
	8.7.	Settlement of Restricted Stock Units	9
	8.8.	Dividend Equivalents	9

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9.	Performance Awards		9
	9.1.	Performance Conditions	9
	9.2.	Performance Awards Granted to Designated Covered Employees	9
	9.3.	Written Determinations	11
	9.4.	Status of Performance Awards Under Code Section 162(m)	11

10.	General		11
	10.1.	Plan Effective Date and Shareholder Approval; Termination of Plan	11
	10.2.	Duration	12
	10.3.	Non-transferability of Incentives	12
	10.4.	Effect of Termination or Death	12
	10.5.	Restrictions under Securities Laws	12
	10.6.	Adjustment	13
	10.7.	Incentive Plans and Agreements	13
	10.8.	Withholding	13
	10.9.	No Continued Employment, Engagement or Right to Corporate Assets	14
	10.10.	Payments Under Incentives	14
	10.11.	Amendment of the Plan	14
	10.12.	Amendment of Agreements for Incentives; No Repricing	14
	10.13.	Vesting Upon Change In Control	14
	10.14.	Sale, Merger, Exchange or Liquidation	16
	10.15.	Definition of Fair Market Value	17
	10.16.	Definition of Grant Date	18
	10.17.	Compliance with Code Section 409A	18
	10.18.	Prior Plan	19

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BIODRAIN MEDICAL, inc.

2012 STOCK INCENTIVE PLAN

1.            Purpose. The purpose of the 2012 Stock Incentive Plan (the “Plan”) of BioDrain Medical, Inc. (the “Company”) is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $0.01 par value, of the Company (“Common Stock”) or other incentive awards on terms determined under this Plan.

2.            Administration. The Plan shall be administered by the board of directors of the Company (the “Board of Directors”) or by a stock option or compensation committee (the “Committee”) of the Board of Directors. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board of Directors. Each member of the Committee shall be (a) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (including the regulations promulgated thereunder, the “1934 Act”) (a “Non-Employee Director”), and (b) shall be an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder (“Code Section 162(m)”). The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If at any time there is no stock option or compensation committee, the term “Committee”, as used in the Plan, shall refer to the Board of Directors.

3.            Eligible Participants. Officers of the Company, employees of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

4.            Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (Section 6); (b) stock appreciation rights (“SARs”) (Section 7); (c) stock awards (Section 8); (d) restricted stock (Section 8); restricted stock units (Section 8) and performance awards (Section 9). Subject to the specific limitations provided in this Plan, payment of Incentives may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, and with such other restrictions as it may impose.

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5.            Shares Subject to the Plan.

5.1.          Number of Shares. Subject to adjustment as provided in Section 10.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed ~~20~~50,000,000 shares of Common Stock. In addition, as of the Effective Date, any shares available in the reserve of the Prior Plan (as defined in Section 10.18) shall be added to the Plan share reserve and be available for issuance under the Plan. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Shares of Common Stock that are issued under the Plan or are subject to Incentives awarded under the Plan will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

5.2.          Cancellation. If an Incentive granted under the Plan or under the Prior Plan expires or is terminated or canceled unexercised as to any shares of Common Stock or forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan pursuant to another Incentive. If any Shares subject to an Incentive granted under the Plan or under the Prior Plan are withheld or applied as payment in connection with the exercise of an Incentive (including the withholding of Shares on the exercise of a stock option or the exercise of an SAR that is settled in Shares) or the withholding or payment of taxes related thereto, such Shares shall not again be available for grant under the Plan.

5.3.          Type of Common Stock. Common Stock issued under the Plan in connection with Incentives will be authorized and unissued shares.

5.4.          Limitation on Certain Grants. During any one fiscal year, no person shall receive Incentives under the Plan that could result in that person receiving, earning or acquiring, subject to the adjustments described in Section 10.6: (a) Stock Options and SARs for, in the aggregate, more than ~~10~~20,000,000 shares of Common Stock; or (b) Performance Awards, in the aggregate, for more than ~~10~~20,000,000 shares of Common Stock or, if payable in cash, with a maximum amount payable exceeding $2,000,000.

6.            Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1.          Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 10.6. Notwithstanding the foregoing sentence, the option price per share shall not be less than the Fair Market Value (as defined in Section 10.15) of the Common Stock on the Grant Date (as defined in Section 10.16).

6.2.          Number. The number of shares of Common Stock subject to a stock option shall be determined by the Committee, subject to adjustment as provided in Section 10.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises an SAR if any SAR is granted in conjunction with or related to the stock option. If the number of shares subject to a stock option is reduced pursuant to the preceding sentence, the number of shares subject to the original grant will continue to count against the limitation on grants under Section 5.4.

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6.3.          Duration and Time for Exercise. Subject to earlier termination as provided in Section 10.3, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the Grant Date. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the first sentence of this paragraph, the Committee may extend the term of any stock option to the extent provided in Section 10.4.

6.4.          Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) unless otherwise provided in the option agreement, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) unless otherwise provided in the option agreement, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations consistent with Section 10.8, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Before the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

6.5.          Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Code Section 422):

(a)   The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000. The determination will be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

(b)   Any option agreement for an Incentive Stock Option under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

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(c)   All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the shareholders.

(d)   Unless sooner exercised, all Incentive Stock Options shall expire no later than ten years after the Grant Date.

(e)   The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the Grant Date.

(f)   If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Code Section 422) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the Grant Date and (ii) such Incentive Stock Options shall expire no later than five years after the Grant Date.

7.            Stock Appreciation Rights. An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, the amount of which is determined pursuant to the formula set forth in Section 7.5. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1.          Price. The exercise price per share of any SAR granted without reference to a stock option shall be determined by the Committee, subject to adjustment under Section 10.6. Notwithstanding the foregoing sentence, the exercise price per share shall not be less than the Fair Market Value of the Common Stock on the Grant Date.

7.2.          Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 10.6. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR relates shall be reduced in the same proportion that the holder of the option exercises the related stock option. If the number of shares subject to an SAR is reduced pursuant to the preceding sentence, the number of shares subject to the original grant will continue to count against the limitation on grants under Section 5.4.

7.3.          Duration. Subject to earlier termination as provided in Section 10.3, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the Grant Date. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR. Subject to the first sentence of this paragraph, the Committee may extend the term of any SAR to the extent provided in Section 10.4.

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7.4.         Exercise. An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.5.

7.5.         Issuance of Shares Upon Exercise. The number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

(a)   the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 10.6); by

(b)   the Fair Market Value of a share of Common Stock on the exercise date.

No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

8.            Stock Awards, Restricted Stock and Restricted Stock Units. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, with or without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price, if any, determined by the Committee and subject to restrictions on their sale or other transfer by the participant. Restricted stock units represent the right to receive shares of Common Stock at a future date. The transfer of Common Stock pursuant to stock awards, ,the transfer or sale of restricted stock and restricted stock units shall be subject to the following terms and conditions:

8.1.         Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock, or the number of shares that may be issued pursuant to a restricted stock unit, shall be determined by the Committee.

8.2.         Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

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8.3.         Restrictions. All shares of restricted stock transferred or sold by the Company hereunder, and all restricted stock units granted hereunder, shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a)   a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, or the delivery of shares pursuant to restricted stock units, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b)   a requirement that the holder of shares of restricted stock or restricted stock units forfeit, or (in the case of shares sold to a participant) re-sell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment, service on the Board of Directors or consulting engagement during any period in which such shares are subject to restrictions; and

(c)   such other conditions or restrictions as the Committee may deem advisable.

8.4.         Enforcement of Restrictions. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock or restricted stock units shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend that refers to the Plan and the restrictions imposed under the applicable agreement. At the Committee’s election, shares of restricted stock may be held in book entry form subject to the Company’s instructions until any restrictions relating to the restricted stock grant lapse.

8.5.          End of Restrictions. Subject to Section 10.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir. Subject to Section 10.5, upon the lapse or waiver of restrictions applicable to restricted stock units, or at a later time specified in the agreement governing the grant of restricted stock units, any shares derived from the restricted stock units shall be issued and delivered to the holder of the restricted stock units.

8.6.          Rights of Holders of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Any holder of restricted stock units shall not be, and shall not have rights and privileges of, a shareholder with respect to any shares that may be derived from the restricted stock units unless and until such shares have been issued.

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8.7.         Settlement of Restricted Stock Units. Restricted stock units may be satisfied by delivery of shares of stock, cash equal to the Fair Market Value of the specified number of shares covered by the restricted stock units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

8.8.         Dividend Equivalents. In connection with any award of restricted stock units, the Committee may grant the right to receive cash, shares of stock or other property equal in value to dividends paid with respect to the number of shares represented by the restricted stock units (“Dividend Equivalents”). Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any award of restricted stock units shall be either (a) paid with respect to such restricted stock units at the dividend payment date in cash or in shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (b) deferred with respect to such restricted stock units and the amount or value thereof automatically deemed reinvested in additional restricted stock units until the time for delivery of shares (if any) pursuant to the terms of the restricted stock unit award.

9.            Performance Awards.

9.1.         Performance Conditions. The right of a participant to exercise or receive a grant or settlement of any Incentive, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee (such an Incentive is referred to as a “Performance Award”). The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Incentive subject to performance conditions, except as limited under Section 9.2 hereof in the case of a Performance Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award intended to qualify under Code Section 162(m), shall be exercised by the Committee as the Committee and not the Board.

9.2.         Performance Awards Granted to Designated Covered Employees. If and to the extent the Committee determines that a Performance Award to be granted to a person who is designated by the Committee as likely to be a covered employee within the meaning of Code Section 162(m) and regulations thereunder (a “Covered Employee”) should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 9.2.

(a)   Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 9.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including but not limited to the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain" at the time the Performance Award is granted. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal, or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one participant or to different participants.

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(b)   Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company, shall be used exclusively by the Committee in establishing performance goals for such Performance Awards as are intended to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code: earnings per share, operating income or profit, net income, gross or net sales, expenses, expenses as a percentage of net sales, inventory turns, cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), gross profit, margins, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), revenue growth, share price (including, but not limited to, growth measures and total shareholder return), operating efficiency, productivity ratios, market share, economic value added and safety (or any of the above criteria as compared to the performance of a group of comparable companies, or any published or special index that the Committee, in its sole discretion, deems appropriate), or the Committee may select criteria based on the Company’s share price as compared to various stock market indices. The Committee, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any participant who is a Covered Employee.

(c)   Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten (10) years, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

(d)   Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, stock, other Incentives or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of continuous service by the participant before the end of a performance period or the settlement date of Performance Awards.

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9.3.         Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, and as to the achievement of performance goals relating to Performance Awards under Section 9.2(a), shall be made in writing in the case of any Performance Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards if and to the extent required to comply with Code Section 162(m).

9.4.         Status of Performance Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards granted under this Section 9 to persons who are designated by the Committee as likely to be Covered Employees shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m). Accordingly, the terms of Sections 9.2, 9.3 and 9.4, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). Notwithstanding the foregoing, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

10.         General.

10.1.       Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval within twelve (12) months of its adoption by the Board by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements of any stock exchange, if any, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event shareholder approval is not obtained. The Plan shall terminate no later than ten (10) years from the date of the later of (x) the Effective Date and (y) the date an increase in the number of shares reserved for issuance under the Plan is approved by the Board (so long as such increase is also approved by the shareholders).

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10.2.       Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the Effective Date of the Plan.

10.3.       Non-transferability of Incentives. No stock option, SAR, restricted stock or stock award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, stock options (other than stock options intended to qualify as Incentive Stock Options pursuant to Section 6.5) may be transferred by the holder thereof to the holder’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Code Section 501(c)(3). During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by this Section 10.3.

10.4.       Effect of Termination or Death. If a participant ceases to be an employee of or consultant to the Company for any reason, including death or disability, any Incentives may be exercised or shall expire at such times as may be set forth in the agreement, if any, applicable to the Incentive, or otherwise as determined by the Committee; provided, however, the term of an Incentive may not be extended beyond the term originally prescribed when the Incentive was granted, unless the Incentive satisfies (or is amended to satisfy) the requirements of Code Section 409A, including the rules and regulations promulgated thereunder (together, “Code Section 409A”); and provided further that the term of an Incentive may not be extended beyond the maximum term permitted under this Plan.

10.5.       Restrictions under Securities Laws. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

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10.6.       Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and the other numbers of shares of Common Stock provided in the Plan, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

10.7.       Incentive Plans and Agreements. Except in the case of stock awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options. The Committee shall communicate the key terms of each award to the participant promptly after the Committee approves the grant of such award.

10.8.       Withholding.

(a)   The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. If so permitted by the Committee at the time of the award of any Incentive or at a later time, at any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR or upon vesting of restricted stock, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold, from the distribution or from such shares of restricted stock, shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b)   Each Election must be made before the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

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10.9.       No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

10.10.     Payments Under Incentives. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Except as permitted under Section 10.17, payments and distributions may not be deferred under any Incentive unless the deferral complies with the requirements of Code Section 409A.

10.11.     Amendment of the Plan. The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the shareholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (b) change or expand the types of Incentives that may be granted under the Plan, (c) change the class of persons eligible to receive Incentives under the Plan, or (d) materially increase the benefits accruing to participants under the Plan.

10.12.     Amendment of Agreements for Incentives; No Repricing. Except as otherwise provided in this Section 10.12 or Section 10.17, the terms of an existing Incentive may be amended by agreement between the Committee and the participant. Notwithstanding the foregoing sentence, in the case of a stock option or SAR, no such amendment shall (a) without shareholder approval, lower the exercise price of a previously granted stock option or SAR, cancel a stock option or SAR when the exercise price per share exceeds the Fair Market Value of the underlying shares in exchange for another Incentive or cash, or take any other action with respect to a stock option that may be treated as a repricing under the federal securities laws or generally accepted accounting principles; or (b) extend the term of the Incentive, except as provided in Sections 10.4 and 10.17.

10.13.     Vesting Upon Change In Control. Upon the occurrence of an event satisfying the definition of “Change in Control” with respect to a particular Incentive, unless otherwise provided in the agreement for the Incentive, such Incentive shall become vested and all restrictions shall lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement for an Incentive as it may deem desirable. For purposes of this Section 10.13, “Change in Control” means the occurrence of any one or more of the following:

(a)   a merger, consolidation, statutory exchange or reorganization approved by the Company’s shareholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

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(b)   any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing (or convertible into or exercisable for securities possessing) thirty percent (30%) or more of the total combined voting power of the securities (determined by the power to vote with respect to the elections of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s shareholders;

(c)   there is consummated a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license, or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license, or other disposition; or

(d)   individuals who, on the Effective Date, are Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (i) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company and the Participant shall supersede the foregoing definition with respect to Incentives subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply); (ii) for clarification, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (b) as the result of the acquisition of additional securities by Dr. Samuel Herschkowitz, Joshua Kornberg or their affiliates; and (iii) a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (b) solely as the result of a repurchase or other acquisition of securities by Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of Voting Securities beneficially owned by any person to thirty percent (30%) or more of the combined voting power of all of the then outstanding Voting Securities; provided, however, that if any person referred to in this clause (iii) shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from Company) and immediately thereafter beneficially owns thirty percent (30%) or more of the combined voting power of all of the then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (b).

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10.14.     Sale, Merger, Exchange or Liquidation. Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Committee (collectively a “transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:

(a)   providing that the Plan and all Incentives shall terminate and the holders of (i) all outstanding vested options shall receive, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such participant had received Common Stock immediately before such transaction (with appropriate adjustment for the exercise price, if any), (ii) SARs that entitle the participant to receive Common Stock shall receive, in lieu of any shares of Common Stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such Common Stock had been issued to and held by the participant immediately before such transaction, and (iii) any Incentive under this Agreement which does not entitle the participant to receive Common Stock shall be equitably treated as determined by the Committee.

(b)   providing that participants holding outstanding vested Common Stock based Incentives shall receive, with respect to each share of Common Stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the Fair Market Value of such Common Stock on a date within ten days before the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction.

(c)   providing that the Plan (or replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction.

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(d)   to the extent that the vesting of any Incentives is not accelerated pursuant to Section 10.13, providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.

The Board of Directors may restrict the rights of participants or the applicability of this Section 10.14 to the extent necessary to comply with Section 16(b) of the 1934 Act, the Code or any other applicable law or regulation. The grant of an Incentive award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.15.     Definition of Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding the foregoing:

(a)   If such shares are listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange on the applicable date. If such U.S. securities exchange is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange.

(b)   If such shares are publicly traded but are not listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the trading price of a share of Common Stock on such date (or, if the applicable market is closed on such date, the last date on which the Common Stock was publicly traded), by a method consistently applied by the Committee.

(c)   If such shares are not publicly traded, then the Committee’s determination will be based upon a good faith valuation of the Company’s Common Stock as of such date, which shall be based upon such factors as the Committee deems appropriate. The valuation shall be accomplished in a manner that complies with Code Section 409A and shall be consistently applied to Incentives under the Plan.

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10.16.     Definition of Grant Date. For purposes of this Plan, the “Grant Date” of an Incentive shall be the date on which the Committee approved the award or, if later, the date established by the Committee as the date of grant of the Incentive.

10.17.     Compliance with Code Section 409A.

(a)   Except to the extent such acceleration or deferral is permitted by the requirements of Code Section 409A, neither the Committee nor a participant may accelerate or defer the time or schedule of any payment of, or the amount scheduled to be paid under, an Incentive that constitutes Deferred Compensation (as defined in paragraph(d) below); provided, however, that payment shall be permitted if it is in accordance with a “specified time” or “fixed schedule” or on account of “separation from service,” “disability,” death, “change in control” or “ unforeseeable emergency” (as those terms are defined under Code Section 409A) that is specified in the agreement evidencing the Incentive.

(b)   Notwithstanding anything in this Plan, unless the agreement evidencing the Incentive specifically provides otherwise, if a participant is treated as a Specified Employee (as defined in paragraph (d) and as determined under Code Section 409A by the Committee in good faith) as of the date of his or her “separation from service” as defined for purposes of Code Section 409A, the Company may not make payment to the participant of any Incentive that constitutes Deferred Compensation, earlier than 6 months following the participant’s separation from service (or if earlier, upon the Specified Employee’s death), except as permitted under Code Section 409A. Any payments that otherwise would be payable to the Specified Employee during the foregoing 6-month period will be accumulated and payment delayed until the first date after the 6-month period. The Committee may specify in the Incentive agreement, that the amount of the Deferred Compensation delayed under this paragraph shall accumulate interest, earnings or Dividend Equivalents (as applicable) during the period of such delay.

(c)   The Committee may, however, reform any provision in an Incentive that is intended to comply with (or be exempt from) Code Section 409A, to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Code Section 409A.

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(d)   For purposes of this Section 10.17, "Deferred Compensation" means any Incentive under this Plan that provides for the “deferral of compensation” under a “nonqualified deferred compensation plan” (as those terms are defined under Code Section 409A) and that would be subject to the taxes specified in Code Section 409A(a)(1) if and to the extent that the Plan and the agreement evidencing the Incentive do not meet or are not operated in compliance with the requirements of paragraphs (a)(2), (a)(3) and (a)(4) of Code Section 409A . Deferred Compensation shall not include any amount that is otherwise exempt from the requirements of Code Section 409A. A “Specified Employee” means a Participant who is a “key employee” as described in Code Section 416 (i) (disregarding paragraph (5) thereof) at any time during the Company’s fiscal year ending on January 31, or such other “identification date” that applies consistently for all plans of the Company that provide “deferred compensation” that is subject to the requirements of Code Section 409A. Each participant will be identified as a Specified Employee in accordance with Code Section 409A, including with respect to the merger of the Company with any other company or any spin-off or similar transaction, and such identification shall apply for the 12-month period commencing on the first day of the fourth month following the identification date. Notwithstanding the foregoing, no participant shall be a Specified Employee unless the stock of the Company (or other member of a “controlled group of corporations” as determined under Code Section 1563) is publicly traded on an established securities market (or otherwise) as of the date of the participant’s “separation from service” as defined in Code Section 409A.

10.18.     Prior Plan. Notwithstanding the adoption of this Plan by the Board of Directors and its approval by the shareholders, the Company’s 2008 Equity Incentive Plan, as it has been amended from time to time (the “Prior Plan”), shall remain in effect, and all grants and awards made under the Prior Plan shall be governed by the terms of the Prior Plan. From and after the Effective Date, no further grants and awards shall be made under the Prior Plan.

Approved by the Board of Directors on August 13, 2012.

Approved by the shareholders on September 20, 2012.

Amendment approved by the Board of Directors on April 1, 2013, increasing share reserve in Section 5.1 from 20,000,000 to 50,000,000 and increasing share limits in Section 5.4.

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